Exhibit 10.36

SUSPENSION, WAIVER AND MODIFICATION AGREEMENT

     THIS SUSPENSION, WAIVER AND MODIFICATION AGREEMENT (this "Agreement") is entered into as of March 28, 2000, among ALS HOLDINGS, INC., a Delaware corporation and ALS WISCONSIN HOLDINGS, INC., a Delaware corporation (collectively, the "Borrowers"), ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("Alterra"), BANK UNITED, as agent (in such capacity, the "Agent") for itself and for certain additional Lenders party hereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Financing Agreement.

W I T N E S S E T H:

          WHEREAS, the Borrowers and the Agent are parties to that certain Amended and Restated Financing and Security Agreement dated as of February 12, 1999, as amended by First Amendment to Amended and Restated Loan Agreement dated as of October 29, 1999 (collectively, the "Financing Agreement");

     WHEREAS, Alterra entered into that certain Guaranty of Payment Agreement dated as of September 12, 1998 in favor of the Agent, on behalf of the Lenders, as amended by that certain First Amendment to Guaranty of Payment Agreement dated as of October 29, 1999 (collectively, the "Alterra Guaranty Agreement");

     WHEREAS, Alterra is in the process of preparing financial statements for the fourth (4th) quarter of fiscal year 1999 and for the entirety of fiscal year 1999 (collectively, the "Final 1999 Financials") to be delivered by Alterra to the Agent pursuant to Section 3.1 of Alterra Guaranty Agreement;

     WHEREAS, the Agent and the Lenders acknowledge that Alterra has advised the Agent that Alterra's projections indicate that the Final 1999 Financials will result in a failure of Alterra to comply with Sections 3.2.1 and 3.2.3 of the Alterra Guaranty Agreement as of December 31, 1999 and Alterra's projections further indicate that Alterra will be unable to comply with such covenants through June 30, 2000 (collectively, the "Financial Covenant Noncompliance");

     WHEREAS, Alterra and the Borrowers have also failed to comply with certain other provisions of the Financing Documents, as is more particularly described on Exhibit "A", attached hereto and made a part hereof (the "Other Noncompliance Items");

     WHEREAS, the Financial Covenant Noncompliance and the Other Noncompliance Items are sometimes collectively referred to as the "Noncompliance Matters";

WHEREAS, the Borrowers and Alterra have requested that the Agent and the Lenders enter into this Agreement; and

     WHEREAS, the Agent and the Lenders are willing to enter into this Agreement upon and subject to the terms and conditions specified in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.     Reaffirmation of Existing Debt. The Borrowers and Alterra acknowledge and confirm that (a) the Borrowers' and Alterra's obligations to repay the outstanding principal amount of the Loans is unconditional and not subject to any offsets, defenses or counterclaims, (b) the Agent, on behalf of the Lenders, has a valid and enforceable first priority perfected security interest in the Collateral, (c) the Agent and the Lenders have performed fully all of their respective obligations under the Financing Agreement and the other Financing Documents, and (d) by entering into this Agreement, the Agent and the Lenders do not suspend, waive or amend (except for the limited suspension, limited waivers and limited amendments contained herein) or release any term or condition of the Financing Agreement or any of the other Financing Documents or any of their rights or remedies under such Financing Documents or applicable law or any of the obligations of any Borrower or Alterra thereunder.

      2.     Waiver. Subject to the other terms and conditions of this Agreement, the Lenders hereby (i) suspend the applicability of Sections 3.2.1 and 3.2.3 of the Alterra Guaranty Agreement as of December 31, 1999, and (ii) hereby waive any Defaults or Events of Default resulting from the Other Noncompliance Matters. This limited suspension and limited waiver shall not modify or affect (a) Alterra's obligation to comply with Section 3.2.1 and Section 3.2.3 of the Alterra Guaranty Agreement, as modified herein, on and at all times hereafter and (b) Borrowers' and Alterra's obligations to comply fully any other duty, term, condition or covenant contained in the Financing Agreement and the other Financing Documents. The limited suspension and limited waiver contained herein is a one time suspension and waiver and each shall be effective only in the specific circumstances provided for above, and nothing herein contained shall be deemed to constitute a waiver or suspension of any rights or remedies the Agent or any Lender may have under the Financing Agreement or any other Financing Documents or under applicable law.

      3.      Amendment. The Alterra Guaranty Agreement is hereby modified and amended as follows effective as of January 1, 2000:

(a)      Section 3.2.3 of the Alterra Guaranty Agreement is hereby amended in its entirety to read as set forth below:

"Maintain a minimum ratio of (a) EBITDAR on any Calculation Date to (b) the sum of Interest plus Rent on such Calculation Date of not less than the ratio for the applicable period set forth below:

Quarter Ending	Ratio
March 31, 2000	0.65:1
June 30, 2000	0.80:1
September 30, 2000	0.90:1
December 31, 2000	0.95:1
March 31, 2001	1.0:1
June 30, 2001	1.05:1
September 30, 2001	1.15:1
December 31, 2001	1.25:1
Thereafter	1.25:1

For purposes of this Section 3.2.3, the foregoing covenants shall be applied on a trailing three (3) month basis for the period through September 30, 2000 and on a trailing twelve (12) month basis thereafter and the "Calculation Date" shall be the last date of each fiscal quarter of Guarantor.

      (b)     Section 3.2.1 of the Alterra Guaranty is hereby amended by deleting the first sentence thereof and substituting in lieu thereof the following:

"Maintain, on a consolidated basis with all subsidiaries, at all times during the term of the Credit Facility measured quarterly beginning with the quarter ending December 31, 1999, a minimum Tangible Net Worth of not less than the sum of $80,000,000 as of December 31, 1999 plus fifty per cent (50%) of the Guarantor's net income (if positive) for each subsequent quarter plus seventy-five per cent (75%) of the net proceeds to the Guarantor of any equity capital (or equity equivalent) securities offering received during such quarter."

For the purpose of the calculation of Tangible Net Worth pursuant to this Section 3.2.1, no reduction to tangible net worth shall be made related to any goodwill resulting from the purchase of joint venture interests related to joint ventures in place as of the date of this Agreement.

4.     Miscellaneous.

(a)     The Financing Agreement, and the obligations of the Borrowers' and Alterra thereunder and under the other Financing Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)     Borrowers and Alterra hereby represent and warrant with respect to itself as follows:

           (i)     Such Borrower and Alterra has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

           (ii)     This Agreement has been duly executed and delivered by such Borrower and Alterra and constitutes each such Borrower and Alterra's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

           (iii)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Borrower and Alterra of this Agreement.

      (c)     Each Borrower hereby represents and warrants with respect to itself to the Lenders that (i) except as previously disclosed to the Agent, the representations and warranties of such party set forth in the Credit Agreement are true and correct as of the date hereof and (ii) other than the Noncompliance Matters, no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default. Alterra hereby represents and warrants to the Lenders that (i) except as previously disclosed to the Agent, the representations and warranties of Alterra set forth in the Alterra Guaranty Agreement are true and correct as of the date hereof and (ii) other than the Noncompliance Matters, no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default. The Lenders hereby represent and warrant to each Borrower and Alterra that they have no knowledge of any Defaults or Events of Default other than the Noncompliance Matters.

      (d)     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

      (e)     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

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      Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:

ALS HOLDINGS, INC., a Delaware corporation

By: /s/ Mark Ohlendorf
Name: Mark Ohlendorf
Title:      Vice President

ALS WISCONSIN HOLDINGS, INC.,
a Delaware corporation

By: /s/ Mark Ohlendorf
Name: Mark Ohlendorf
Title:      Vice President

ALTERRA HEALTHCARE CORPORATION
a Delaware corporation
By: /s/ Mark Ohlendorf
Title:      Senior Vice President

LENDERS:

BANK UNITED
individually in its capacity as a

Lender and in its capacity as Agent

By: /s/ Casey Moore
Name: Casey Moore
Title: Vice President

FIRSTAR BANK, N.A.

By: /s/ Dale L. Welke
Name: Dale L. Welke
Title:Vice President

AMSOUTH BANK

By: /s/ Carl M. Ferris
Name: Carl M. Ferris
Title:Vice President

Exhibit "A"

1.     The creation and/or filing of various mechanic's, materialmen's and other similar liens, filed or inchoate, that may have attached to the Construction Projects as a result of ongoing construction thereon, together with any lis penden or lawsuits filed in connection therewith.

2.     Any inaccuracy or misrepresentation contained in the Compliance Certificate delivered by the Borrower to Bank United, as Agent dated January 28, 2000 as a result of the mechanic's, materialmen's or other similar liens or related lis pendens or lawsuits.

3.     The construction slow down or work stoppage on the Construction Projects and the resulting increases in costs and deterioration of the condition of the Construction Projects as partially constructed.

4.     The breaches or defaults under other credit facilities to which Alterra is a party or guarantor, and for which Alterra has obtained or will simultaneously obtain waivers, as follows:

•     Master Loan Agreement dated January 8, 1999 among ALS West, Inc., Alterra and Guaranty Federal Bank, F.S.B.

•      Master Construction Line of Credit Agreement dated as of October 6, 1998 among Alterra, ALS National, Inc. (pursuant to Joinder Agreement), Key Corporate Capital, Inc., as Administrative Agent and the Co-Agents and other Lending Institutions named therein.

•      Guaranty dated as of August 31, 1999 made by Alterra in favor of Key Corporate Capital, Inc., as Administrative Agent

•      Participation Agreement dated as of July 16, 1999 among AHC Tenant, Inc., as Lessee, Pita General Corporation, as Owner, Alterra, as Guarantor, SELCO Service Corporation, as Equity Investor, ZC Specialty Insurance Company, as Surety, Bank One, N.A. (formerly, the First National Bank of Chicago), as Trustee and Greenwich Capital Financial Products, Inc., as Noteholder.

•      Guaranty Agreement dated September 30, 1999, made by Alterra in favor of Bank of America, N.A.

•      Secured Promissory Notes made by project-specific entities to Key Corporate Capital, Inc. and delivered pursuant to that certain Master Loan Agreement issued by Key Corporate Capital, Inc. to ALS-Northeast, LLC dated May 5, 1998.

       5.      Failure to deliver quarterly financial statements by Alterra to the Agent on February 15, 2000 for the fourth fiscal quarter of 1999.